UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15d of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2011
WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01. Changes in Control of Registrant
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.1
EX-3.2

ITEM 5.01. Changes in Control of Registrant.
Effective May 16, 2011, Wilmington Trust Corporation (the “Corporation”) completed its previously-announced merger with MTB One, Inc. (“Merger Sub”), a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), pursuant to the Agreement and Plan of Merger, dated October 31, 2010 (the “Merger Agreement”), by and among the Corporation, M&T, and Merger Sub. As contemplated by the Merger Agreement, Merger Sub merged with and into the Corporation (the “Merger”), with the Corporation continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of M&T.
In the Merger, Wilmington Trust’s common stockholders became entitled to receive 0.051372 shares of M&T common stock for each share of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) they held, with any fractional shares to be paid in cash. In connection with the closing of the Merger, Wilmington Trust requested that the New York Stock Exchange (the “NYSE”) file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of the Common Stock on the NYSE was suspended after the close of trading on May 13, 2011. In connection with the closing of the Merger, on May 13, 2011, M&T purchased from the U.S. Department of Treasury (the “Treasury”) all of the outstanding shares of the Series A Fixed Rate Cumulative Perpetual Preferred Stock of the Corporation originally issued to the Treasury in connection with the Corporation’s participation in the Treasury’s Capital Purchase Program, including all accrued but unpaid dividends thereon, for a purchase price of approximately $334 million.
Effective May 16, 2011, immediately following the Merger, the Board of Directors of M&T was increased by one, and Mr. Donald E. Foley, the Corporation’s Chief Executive Officer, was appointed as a director of M&T.
The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Wilmington Trust’s Current Report on Form 8-K filed with the SEC on November 2, 2010 and incorporated by reference herein.
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Upon the closing of the Merger, the following persons who were the directors of Merger Sub became the directors of the Corporation: René F. Jones, Mark J. Czarnecki, and Drew J. Pfirrman, and the following persons became officers of the Corporation: Mark J. Czarnecki as Chairman and President, René F. Jones as Treasurer, and Drew J. Pfirrman as Senior Vice President.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Certificate of Incorporation
At the effective time of the Merger, the Certificate of Incorporation of the Corporation was amended and restated in the form of the Third Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
Bylaws
At the effective time of the Merger, the Bylaws of the Merger Sub in effect at that time became the Bylaws of the Corporation in the form filed as Exhibit 3.2 hereto, and are incorporated by reference herein.
ITEM 8.01 Other Events.
Following the closing of the Merger, Manufacturers and Traders Trust Company (“M&T Bank”), an indirect wholly-owned subsidiary of M&T, became a direct, wholly-owned subsidiary of the Corporation and purchased all of the property and assets, and assumed all liabilities and obligations, used in or relating to the banking businesses of the Corporation’s wholly-owned insured depository institution subsidiaries, Wilmington Trust Company and Wilmington Trust FSB.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of October 31, 2010, among Wilmington Trust Corporation, M&T Bank Corporation, and MTB One, Inc. (incorporated by reference to Exhibit 2.1 to the Corporation’s Current Report on Form 8-K, filed November 2, 2010).

3.1	Third Amended and Restated Certificate of Incorporation of the Corporation.

3.2	Amended and Restated Bylaws of the Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Date: May 19, 2011	By:	/s/ Brian R. Yoshida
		Name:	Brian R. Yoshida
		Title:	Group Vice President and Assistant Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2010, among Wilmington Trust Corporation, M&T Bank Corporation, and MTB One, Inc. (incorporated by reference to Exhibit 2.1 to the Corporation’s Current Report on Form 8-K, filed November 2, 2010).

3.1	Third Amended and Restated Certificate of Incorporation of the Corporation.

3.2	Amended and Restated Bylaws of the Corporation.

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